UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2010
American Superconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 842-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On August 6, 2010, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders at which the Company’s stockholders took the following actions:
          1. American Superconductor’s stockholders elected the following directors to its board:

DIRECTOR	Votes For	Votes Withheld

Gregory J. Yurek	22,850,408	603,183
Vikram S. Budhraja	23,092,337	361,254
Peter O. Crisp	22,885,338	568,253
Richard Drouin	22,890,366	563,225
David R. Oliver, Jr.	23,076,285	377,306
John B. Vander Sande	22,898,259	555,332
John W. Wood, Jr.	23,074,975	378,616
There were 12,855,658 broker non-votes for each director.
          2. American Superconductor’s stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as American Superconductor’s independent registered public accounting firm for the current fiscal year by a vote of 35,827,507 shares of common stock for, 361,353 shares of common stock against and 120,389 shares of common stock abstaining.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION
Date: August 6, 2010	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer